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                                                                       Exhibit n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-142056 of Calamos Global Dynamic Income Fund on Form N-2 of our report dated June 21, 2007, relating to the financial statements of Calamos Global Dynamic Income Fund appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Experts" in the Statement of Additional Information, which is also part of such Registration Statement.

DELOITTE & TOUCHE LLP

Chicago, Illinois
June 22, 2007